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                                                                    Exhibit 4.16



                                NTL INCORPORATED,


                            NTL COMMUNICATIONS CORP.


                                       and


                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                             -----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of March 31, 1999

                        Supplementing the Indenture dated
                               as of June 12, 1996
                            between NTL Incorporated
                               (formerly known as
                    International CableTel Incorporated) and
                            The Chase Manhattan Bank
                  (formerly known as Chemical Bank), as Trustee


                        7% CONVERTIBLE SUBORDINATED NOTES
                                    DUE 2008
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                  FIRST SUPPLEMENTAL INDENTURE, dated as of March 31, 1999,
between NTL Incorporated (formerly known as International CableTel Incorporated), a Delaware corporation (the "COMPANY"), NTL Communications Corp., a Delaware corporation and a direct, wholly owned subsidiary of the Company ("HOLDCO"), and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York corporation, as trustee (the "TRUSTEE").

                                   WITNESSETH:

                  WHEREAS, the Company and the Trustee previously executed and delivered the Indenture, dated as of June 12, 1996 (the "INDENTURE"), providing for the creation, execution, authentication and delivery of the Company's 7% Convertible Subordinated Notes due 2008 (each a "SECURITY" and collectively the "SECURITIES"), which Securities are convertible into shares of common stock, par value $.01 per share (the "NTL COMMON STOCK"), of the Company in accordance with the terms and condi tions of the Indenture;

                  WHEREAS, Section 11.01 of the Indenture provides that the Company and the Trustee may from time to time amend or supplement the Indenture without the consent of any holders of the Securities, in order to, among other things, comply with Section 5.12 of the Indenture regarding the effect of reclassifications, consolidations, mergers or sales on conversion privileges;

                  WHEREAS, on March 26, 1999, the Company, Holdco and NTL Mergerco, Inc., a Delaware corporation that is a direct wholly-owned subsidiary of Holdco and an indirect wholly-owned subsidiary of the Company ("MERGER SUB"), entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), pursuant to which, among other things, Merger Sub shall be merged with and into the Company in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the "MERGER"), with the Company continuing as the surviving corporation (the "SURVIVING CORPORATION") under the name "NTL Communications Corp." and as a wholly-owned subsidiary of Holdco;

                  WHEREAS, pursuant to the Merger, each outstanding share of NTL Common Stock shall be converted into the right to receive one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of Holdco (the "HOLDCO COMMON STOCK");

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                  WHEREAS, upon consummation of the Merger and except as
expressly set forth in Section 2.01 of this First Supplemental Indenture, the Company, as the Surviving Corporation, shall continue to be liable for the obligations of the Company under the Securities and the Indenture; and

                  WHEREAS, all actions necessary to make this First Supplemental Indenture and the Securities valid, binding and enforceable obligations of the Company and, to the extent applicable, Holdco, have been performed and fulfilled;

                  NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the
Securities:


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01 GENERAL. For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

                  (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.


                                   ARTICLE II
              EFFECT OF MERGER ON CONVERSION PRIVILEGE; ADJUSTMENT
                               OF CONVERSION PRICE

                  SECTION 2.01 CONVERSION OF SECURITIES FOR HOLDCO COMMON STOCK. In accordance with Section 5.12 of the Indenture, upon and as of the consumma tion of the Merger, the holder of each Security then outstanding shall have the right to convert such Security into the amount of shares of Holdco Common Stock receivable upon effectiveness of the Merger by a holder of the number of shares of NTL Common Stock deliverable upon conversion of such Security immediately prior

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to the Merger. All of the covenants and provisions by or for the benefit of the
Company that are contained in Article V of the Indenture relating to the conversion of the Securities shall, upon consum mation of the Merger, bind and inure to the benefit of Holdco, including without limitation the covenant set forth in Section 5.05 of the Indenture, which shall require that Holdco at all times reserve and keep available, free from preemptive rights, out of authorized but unissued Holdco Common Stock and solely for the purpose of issuance upon conversion of Securities, a sufficient number of shares of Holdco Common Stock to permit conversion of all outstanding Securities for shares of Holdco Common Stock.

                  SECTION 2.02 ADJUSTMENTS. Upon consummation of the Merger, any adjustments of the Conversion Price shall continue to be made in accordance with
Article V of the Indenture, except that adjustments previously applicable with respect to the NTL Common Stock, shall then be applicable in the same manner with respect to the Holdco Common Stock.

                  SECTION 2.03 RIGHTS UPON CONVERSION. Nothing in this First Supplemental Indenture shall be construed to affect in any way the right that a holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.06, to receive Rights upon conversion of a Security.

                  SECTION 2.04 HOLDCO AS SIGNATORY. In accordance with Section
5.12 of the Indenture, Holdco, as the issuer of the consideration receivable by holders of NTL Common Stock upon consummation of the Merger, has also executed this First Supplemental Indenture.

                  SECTION 2.05 RIGHTS, POWERS AND OBLIGATIONS OF THE COMPANY CONTINUE. Upon consummation of the Merger and except as expressly set forth in
Section 2.01 of this First Supplemental Indenture, the Company as the Surviving Corpora tion shall exercise all of the rights and powers of the Company under the Indenture and the Securities and shall be solely liable for all of the obligations of the Company thereunder, including the performance and observance of every covenant of the Indenture to be performed or observed on the part of the Company.

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                                   ARTICLE III
                                  MISCELLANEOUS

                  SECTION 3.01 EFFECT OF FIRST SUPPLEMENTAL INDENTURE. Upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Inden ture shall be bound thereby.

                  SECTION 3.02 NOTATION REFLECTING FIRST SUPPLEMENTAL INDENTURE. The Trustee may place an appropriate notation about the First Supplemental Indenture on any Security authenticated after the execution and delivery of this First Supplemental Indenture. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the First Supplemental Indenture.

                  SECTION 3.03 INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  SECTION 3.04 INDENTURE AND FIRST SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

                  SECTION 3.05 CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

                  SECTION 3.06 CONFLICT WITH TRUST INDENTURE ACT. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this First Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act

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shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

                  SECTION 3.07 SEVERABILITY. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 3.08 HEADINGS. The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 3.09 BENEFITS OF FIRST SUPPLEMENTAL INDENTURE, ETC. Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

                  SECTION 3.10 SUCCESSORS. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

                  SECTION 3.11 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The Trustee accepts the amendments to the Indenture effected by the First Supplemental Indenture and agrees to perform the same upon the terms of the Indenture as supplemented by this First Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee shall not be liable or responsible for the validity as to the Company or sufficiency of this First Supplemental Indenture or as to the due execution hereof by the Company or as to recitals of fact contained herein, all of which are made by the Company solely.

                  SECTION 3.12 CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

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                  SECTION 3.13 GOVERNING LAW. The internal law of the State of
New York shall govern and be used to construe this First Supplemental Indenture.

                  SECTION 3.14 COUNTERPART ORIGINALS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date first above written.

                                    NTL INCORPORATED


                                    By:    /S/ Richard J. Lubasch
                                       ----------------------------------------
                                            Name:    Richard J. Lubasch
                                            Title:   Senior Vice President,
                                                       General Counsel
                                                       and Secretary



                                    NTL COMMUNICATIONS CORP.


                                    By:    /S/ Richard J. Lubasch
                                       ----------------------------------------
                                            Name:    Richard J. Lubasch
                                            Title:   Senior Vice President,
                                                       General Counsel
                                                       and Secretary


                                    THE CHASE MANHATTAN BANK, as Trustee


                                    By:    /S/ Andrew M. Deck
                                       ----------------------------------------
                                            Name:    Andrew M. Deck
                                            Title:   Vice President

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